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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  March 1, 2002


                              HOPFED BANCORP, INC.
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               (Exact name of registrant as specified in charter)


Delaware                                    0-23667               61-1322555
--------------------------------       -----------------    --------------------
(State or other jurisdiction            (Commission           (I.R.S. Employer
 of incorporation)                       File Number)        Identification No.)


2700 Fort Campbell Boulevard, Hopkinsville, Kentucky                  42240
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (270) 885-1171





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ITEM 5.  Other Events

         On March 5, 2002, the Registrant announced that Hopkinsville Federal Bank, the Registrant's wholly owned subsidiary, had enterd into a definitive agreement to acquire two offices of Old National Bank located in Fulton, Kentucky (the "Agreement"). Pursuant to the terms of the Agreement, Hopkinsville Federal Bank will acquire the facilities, fixed assets, loans and desposits of the two offices. The combined deposits of such offices total approximately $90 million. The Registrant will also acquire Fall & Fall Insurance, a full service insurance agency. Pending regulatory approvals, the transaction is currently expected to close by end of the second quarter of 2002. The Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibit 10.1 Fulton Division Acquisition Agreement dated as of March 1, 2002, by and between Old National Bank and Hopkinsville Federal Bank.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      HOPFED BANCORP, INC.



                                      By   /s/ John E. Peck
                                           -------------------------------------
                                           John E. Peck
                                           President and Chief Executive Officer

Date:  March 7, 2002




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